SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2001

KB HOME

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9195	95-3666267

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(310) 231-4000

N/A
(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events.
Exhibits
EXHIBIT 5.1
EXHIBIT 99.1

Item 5. Other Events.

         Two exhibits are filed herewith in connection with the public offering by KB HOME of $200 million aggregate principal amount of its 8-5/8% Senior Subordinated Notes due 2008 pursuant to its Registration Statement No. 333-41549.

Exhibits

Exhibit

5.1	Opinion of Munger, Tolles & Olson LLP regarding the validity of the Senior Subordinated Notes.

99.1	Risk Factors.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KB HOME

Date: November 30, 2001	By:	/s/ Kimberly N. King

Kimberly N. King Corporate Secretary and Director, Corporate Legal Affairs

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